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                                                                     Exhibit 10q

                      BRUSH WELLMAN INC. AND SUBSIDIARIES

                    MANAGEMENT PERFORMANCE COMPENSATION PLAN


(as adopted December 16, 1991, effective January 1, 1992 and as amended February 24, 1992, December 15, 1992 and February 22, 1993 and February 7,
1995)


  I.     INTRODUCTION
         ------------

         The Management Performance Compensation Plan provides compensation opportunity to eligible employees based principally on the Company's annual financial performance. Any Plan awards for members of the Operations Team are linked exclusively to Company performance. Opportunity for other participants is also predicated upon Company performance and includes recognition of individual and combined contributions toward personal/team objectives.


 II.     DEFINITIONS
         -----------

         PLAN YEAR:

         The fiscal year for which the Company's pre-tax income and any Plan awards are calculated

         PRE-TAX INCOME:

         The Plan's measure of Company performance in Income before Income Taxes as presented in the Audited Financial Statement

         Pre-tax Income will include the effects of any special charge, write-off or accounting change and accrued performance or incentive compensation.

         OPERATING INCOME:

         The Plan's measure of a subsidiary's (Technical Materials Inc. and Williams Advanced Materials Inc.) performance in Income before Income Taxes and Interest expenses.

         Operating Income will include any special write-off or accounting charge and accrued performance or incentive compensation.
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Management Performance Compensation Plan
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         PERSONAL/TEAM PERFORMANCE:

         For participants in grades C through E, an assessment of an individual's achievements and his or her contributions to work and project teams during the Plan Year

         For purposes of the Plan, the evaluation is expressed as a percentage of base compensation.

         BASE COMPENSATION:

         The participant's annual base salary in effect on September 30 of the Plan Year


III.     PARTICIPATION
         -------------

         At the beginning of the Plan Year, the Operations Team will consider the candidacy of exempt, salaried employees whose responsibilities affect progress on critical issues facing the Company. Those individuals selected by the Operations Team will be notified of their participation, performance compensation grade and performance compensation opportunity.

         Following the beginning of the Plan Year, the Operations Team may admit new hires or individuals who are promoted or assigned additional and significant responsibilities. The Operations Team may also alter performance compensation grade assignments to reflect changed responsibilities of participants during the first half of the Plan Year.

         Participation of an individual who replaces a former participant must be approved.

         Employees who are designated as participants before April 1 of the Plan year are eligible for full participation.

         Participants who are newly employed on or after April 1 and before July 1 are eligible for half of any award available for Personal/Team and Company performance.

         Participants who transfer from the Exempt Salaried Performance Compensation Plan to the Management Performance Compensation Plan on or after April 1 and before July 1 are eligible for full participation in the Personal/Team performance component and for half participation in the Company performance component. Their eligibility under the Exempt Salaried Performance Compensation Plan ceases for the Plan Year.
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Management Performance Compensation Plan
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         Changes in performance compensation grade assignments from April 1 to
         July 1 will also result in pro-rated participation in awards for Company performance.

         The eligibility of employees hired or with changed job responsibilities after June 30 will not be considered until the subsequent Plan Year.

         Normally, employees who are participants in any other incentive, commission or performance compensation plan are not eligible. The Operations Team may consider pro-rated participation under special circumstances.

         Generally, participants must be employed on the last day of the Plan Year in order to be eligible for any performance compensation award. The eligibility and award for any participant who terminates before year-end is at the discretion of the Operations Team.


 IV.     PERFORMANCE COMPENSATION OPPORTUNITY FOR COMPANY PERFORMANCE
         ------------------------------------------------------------

         The Organization and Compensation Committee of the Board of Directors will establish Minimum, Target and Maximum Pre-tax Income levels under the Plan for the Company and Minimum, Target and Maximum levels for Operating Income at the subsidiaries by February 28 of the Plan Year.

         Performance compensation opportunity by grade for achievement of the Pre-tax Income or Operating Income Target for the respective unit is expressed as a percentage of base compensation below:

                                                            Achieve
                                                            Pre-tax/Operating
                          Grade                             Income Target
                          -----                             -------------
                            A                                     52%
                            B                                     37%
                            C                                     17%
                            D                                     16%
                            E                                     10%

         No award relating to Company performance will be paid for Pre-tax Income or Operating Income below the Minimum value. Pre-tax Income or Operating Income which reaches or exceeds the Maximum value will result in awards at 150 percent of target opportunity for Company performance. Amounts for Pre-tax Income or Operating Income between Minimum and Target, or between Target and Maximum, will be pro- rated according to level of achievement.
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Management Performance Compensation Plan
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  V.     PERFORMANCE COMPENSATION OPPORTUNITY FOR PERSONAL/TEAM PERFORMANCE
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         The Organization and Compensation Committee of the Board of Directors
         will establish a Threshold for Pre-tax Income under the Plan for the Company and Thresholds for Operating Income for its subsidiaries by February 28 of the Plan Year. The Threshold will be less than the Minimum value for the Company Performance component. No awards for Personal/Team performance will be paid for Pre-tax Income or Operating Income below the Threshold that pertains to the respective unit.

         Upon the attainment of the Threshold, participants in grades C, D and E, may be eligible for a percentage of base compensation for Personal/Team performance according to the scale below:

                          Personal/Team
                          Performance              Range
                          -----------              -----
                          Outstanding              9 - 10%
                          Very Good                6 -  8%
                          Good                     4 -  5%
                          Satisfactory             1 -  3%
                          Unsatisfactory             0%

         During the first quarter of the Plan Year, or upon eligibility if later, the supervisor and employee will establish goals and objectives. Based upon performance relative to the goals and objectives, the supervisor will recommend a percentage from 0 to 10 percent for the employee's Personal/Team component. Although the evaluation process may include peer review and other feedback, it will be coordinated through the supervisor and must be supported by a written appraisal and discussion with the employee. Personal/Team performance determinations are subject to Operations Team review and approval.


 VI.     PAYMENT
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         Distribution of any performance compensation awards under the Plan to participants will be no later than March 15 of the year following the Plan Year.

         In the event of death, any award due a participant will be made to the employee's estate or, at the discretion of the Operations Team, to the employee's spouse.
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Management Performance Compensation Plan
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VII.     GENERAL PROVISIONS
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         The Operations Team has authority to make administrative decisions in the interests of the Plan.

         The Board of Directors, through its Organization and Compensation Committee, shall have final and conclusive authority for interpretation and application of this Plan. Subject to the preceding sentence, any determination by the Company's independent accountants shall be final and conclusive.

         The Chief Executive Officer will submit to the Committee prior to its regularly scheduled meeting in December of each year, any changes in the Plan due to changes in organization structure, acquisitions or other factors which are deemed to be significant in the effective Operation of the Plan.

         The Board of Directors shall have full authority to terminate the Plan other than with respect to the current Plan Year. The Board of Directors may change the Plan for a future Plan Year at any time and may make changes for the current Plan Year prior to February 28.

         This Plan is not a contract of employment.